Shareholder Meeting

	A separate shareholders meeting was held on Tuesday, December 23, 2004, for the shareholders of the Trust pursuant to a Proxy Statement On Schedule 14A, dated October 29, 2004, and mailed to the shareholders of the Trusts on or around November 5, 2004.

Two Proposals:      The purpose of these December 23, 2004 meeting was
to allow the shareholders of the Trust to vote on:

i. Proposal One:      The election of  the Trust's Board of Trustees; and

ii. Proposal Two: The approval of an "Agreement and Plan of Reorganization" that, for the Trust, provides for the proposed reorganization of the Trust from a Massachusetts business trust into a Delaware statutory trust.

Proposal One:      As set forth in the October 29, 2004 Proxy Statements,
the nominees for shareholder election as Trustees of the Trusts were:
Charles E. Allen, Michael J. Baresich, Paula H.J. Cholmondeley, C. Brent DeVore, Phyllis Kay Dryden, Robert M. Duncan, Barbara L. Hennigar, Paul
J. Hondros, Barbara I Jacobs, Thomas J. Kerr IV, Douglas F. Kridler, Michael D. McCarthy, Arden L. Shisler, and David C. Wetmore.

Proposal Two:    As specifically set forth in the October 29, 2004 Proxy
Statements, each Reorganization proposal requested the shareholders of the Trust to approve the proposed "Agreement and Plan of Reorganization" by the existing Trust (on behalf of each of the Trust's Funds) into a new Delaware-domiciled Trust, whereby the Funds of the new Delaware Trust would acquire all of the assets of the corresponding Funds of the existing Trust subject to the liabilities, expenses, costs, charges, and reserves of the corresponding Funds of the existing Trust (contingent or otherwise), to be distributed pro rata by the new Delaware-domiciled Trust to the holders of the shares of the Funds of new Delaware-domiciled Trust, in a complete liquidation of the existing Trust.


GVIT Voting Results:

The shareholders of GVIT voted to approve both Proposal One and Proposal Two, as follows:

Proposal 1:	Election of a Board of Trustees of Gartmore Variable Insurance
		Trust

Charles E. Allen:

FOR			2,797,230,318.955 shares	(96.078%)
WITHHOLD 		114,195,693.660 shares	(3.922%)

		TOTAL		2,912,726,012.615 shares	(100.000%)

Michael J. Baresich:

FOR			2,796,135,979.559 shares	(96.040%)
WITHHOLD 		115,290,033.056 shares	(3.960%)

		TOTAL		2,912,726,012.615 shares	(100.000%)

Paula H.J. Cholmondeley:

FOR			2,795,095,945.396 shares	(96.004%)
WITHHOLD 		116,330,067.219 shares	(3.996%)

		TOTAL		2,912,726,012.615 shares	(100.000%)

C. Brent DeVore:

FOR			2,797,207,046.916 shares	(96.077%)
WITHHOLD 		114,218,965.699 shares	(3.923%)

		TOTAL		2,912,726,012.615 shares	(100.000%)

Phyllis Kay Dryden:

FOR			2,795,587,023.994 shares	(96.021%)
WITHHOLD 		115,838,988.621 shares	(3.979%)

		TOTAL		2,912,726,012.615 shares	(100.000%)

Robert M. Duncan:

FOR			2,790,191,720.503 shares	(95.836%)
WITHHOLD 		121,234,292.112 shares	(4.164%)

		TOTAL		2,912,726,012.615 shares	(100.000%)

Barbara L. Hennigar:

FOR			2,792,939,848.858 shares	(95.937%)
WITHHOLD 		118,486,163.757 shares	(4.070%)

		TOTAL		2,912,726,012.615 shares	(100.000%)

Paul J. Hondros:

FOR			2,797,557,404.448 shares	(96.089%)
WITHHOLD 		113,868,608.167 shares	(3.911%)

		TOTAL		2,912,726,012.615 shares	(100.000%)

Barbara I. Jacobs:

FOR			2,796,306,126.654 shares	(96.046%)
WITHHOLD 		115,119,885.961 shares	(3.954%)

		TOTAL		2,912,726,012.615 shares	(100.000%)

Thomas J. Kerr IV:

FOR			2,789,755,720.087 shares	(95.821%)
WITHHOLD 		121,670,292.528 shares	(4.179%)

		TOTAL		2,912,726,012.615 shares	(100.000%)

	Douglas F. Kridler:

FOR			2,798,065,774.375 shares	(96.106%)
WITHHOLD 		113,360,238.240 shares	(3.894%)

		TOTAL		2,912,726,012.615 shares	(100.000%)

Michael D. McCarthy:

FOR			2,797,452,613.694 shares	(96.085%)
WITHHOLD 		113,973,395.921 shares	(3.915%)

		TOTAL		2,912,726,012.615 shares	(100.000%)

Arden L. Shisler:

FOR			2,796,738,454.730 shares	(96.061%)
WITHHOLD 		114,687,557.885 shares	(3.939%)

		TOTAL		2,912,726,012.615 shares	(100.000%)

David C. Wetmore:

FOR			2,794,784,752.247 shares	(95.994%)
WITHHOLD 		116,641,260.368 shares	(4.006%)

		TOTAL		2,912,726,012.615 shares	(100.000%)



Proposal 2:	Approval of the Agreement and Plan of Reorganization of
                Gartmore Variable Insurance Trust

FOR			2,561,003,822.546 shares	(87.964%)
AGAINST 		103,593,261.010 shares	(3.558%)
ABSTAIN 		246,828,929.059 shares	(8.478%)

		TOTAL		2,912,726,012.615 shares	(100.000%)